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                         CONSULTING SERVICES AGREEMENT


THIS AGREEMENT, effective October 20, 1995, is by and between Leo E. Bromberg ("Consultant") and Goodrich Petroleum Corporation ("Company") of 5847 San Felipe, Suite 700, Houston, Texas 77057.

WHEREAS, the parties hereto desire to confirm in writing their agreement concerning consulting services that may be provided by Consultant for the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recital set forth above, the parties hereto agree as follows:

1. The term of this agreement shall be for five (5) years, commencing on the effective date hereof; provided, however, either party shall have the right to terminate this agreement on any anniversary date by giving the other party at least thirty (30) days prior written notice of the intent to terminate this agreement.

2. Consultant agrees to provide consulting services concerning the evaluation of hydrocarbon acquisitions and the raising of all equity sums necessary to affect such acquisitions without commission. Consultant shall use his efforts and contacts to assist the Company with the acquisition of participation interest in foreign oil and gas concessions. Consultant shall also provide service and advise concerning financing transactions, investor relations and all other related matters to the Company during the term of this Agreement for which the Consultant can be of benefit to the Company from his experience in the oil and gas industry. The Company will pay to Consultant the annual sum of One Hundred and Twenty Thousand Dollars ($120,000), payable in equal monthly installments, as a consulting fee for such services.

3. Consultant shall be directed by the Board of Directors and executive officers of the Company.

4. Consultant agrees to spend at least fifty percent (50%) of his working time on behalf of the Company. The Company and Consultant shall agree in advance to a schedule for services to be performed. The Company and Consultant will use their best efforts to adhere to such schedule or in the event of the need to modify such schedule at a later date, Consultant will notify the Company for approval.

5.       Consultant shall perform all consulting assignments on a best-efforts basis.
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6.       Consultant shall be reimbursed by the Company for any reasonable expenses incurred by Consultant in the performance of the consulting services contemplated by this Agreement. Such expenses may include, but are not limited to, hotel accommodations, airfare, meals, auto rental, taxis and supplies.

7. To the extent and in the manner deemed appropriate by the Company, the Company agrees that Consultant may be supported by the Company through the assistance of various Company employees (e.g., secretarial and spreadsheet capability) in order to perform the consulting services most efficiently.

8. In the performance of this Agreement, Consultant may have access to private and confidential information owned or controlled by the Company. Such private and confidential information includes, but is not limited to, the terms of any agreement between the Company and any other participant or participants involved in the business of developing, drilling, producing or marketing hydrocarbons, information relating to any drilling or acquisition prospect, and any operating or performance information of the Company (all of the above information is collectively referred to as the "Confidential Information"). Consultant recognizes and agrees that all such Confidential Information is and shall remain the property of the Company. All information or data acquired by Consultant under this Agreement shall be and remain the Company's exclusive property, or the property of other participants or joint venturers of the Company or other third parties, as the case may be. Consultant shall keep any and all Confidential Information confidential, and shall not publish or disclose any Confidential Information or data to others without the Company's prior written approval. Consultant shall not use for its benefit or for the benefit of others, any Confidential Information. Upon the expiration or termination of this Agreement, Consultant shall promptly return all Confidential Information and all documents and all other materials embodying or constituting any of the Confidential Information (and all copies thereof) to the Company. All obligations of confidentiality shall survive any expiration or termination of this Agreement unless otherwise agreed by the Company and Consultant. Nothing herein shall limit Consultant's use or dissemination of information or data not actually derived directly or indirectly from the Company or any information or data that was made public by the Company prior to Consultant's use or dissemination thereof.

9. Consultant shall perform all consulting services contemplated by this Agreement as an independent contractor.

10. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on this
20th day of October, 1995.


LEO E.  BROMBERG                                GOODRICH PETROLEUM CORPORATION
(Consultant)                                    (Company)

/s/ LEO E.  BROMBERG                            By:  /s/ WALTER G. GOODRICH
------------------------------                      --------------------------
                                                Name:  WALTER G. GOODRICH

                                                Title:  Chief Executive Officer










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